Exhibit 10.4

Each Shareholder

and

Linkage Global Inc

CONCERTED ACTOR AGREEMENT

relating to

Linkage Global Inc

504894.00001

This concerted actor agreement (the Agreement) is made on 17 February 2023

Parties

1	Wu, Zhihua, of Unit 415, Xingui Apartment, No.316, Hudong Road, Golou District, Fuzhou City, Fujian Province, China (the Concerted Actor).

2	Each person specifically identified from time to time in Schedule 1 as indirect and direct holders of Shares (together, the Shareholders).

3	Linkage Global Inc, an exempted company incorporated and registered under the laws of the Cayman Islands with registered company number 388929, whose registered office is situated at Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, Grand Cayman, Cayman Islands (the Company).

Recitals

A	As at the date of this Agreement, the direct Shareholders of the Company Party to this Agreement are Smart Bloom Global Limited, Rosy Gold Investments Limited, Talent Best Global Limited, Glorious Global Investments Limited, Horizon Century International Limited and Sharp Creation Developments Limited (the Direct Shareholders). The indirect Shareholders of the Company Party to this Agreement are the Concerted Actor, Qi, Xiaoyu, Fuyunishi, Ryo, Jin, Zheng, Chen, Liang, Li, Liangyi, and Su, Fengjuan (the Indirect Shareholders).

B	The Parties have agreed to enter into this Agreement for the purpose of regulating certain matters relating to the exercise of their rights as indirect and direct shareholders of the Company and the proposed exercise of the Concerted Actor's powers pursuant to this Agreement.

C	The Company has agreed with the Shareholders and the Concerted Actor that it will comply with the terms of this Agreement insofar as they relate to the Company and insofar as it lawfully can do so.

agreed terms

1	Definitions and interpretation

1.1	In this Agreement, the following definitions apply unless the context otherwise requires:

Articles means the memorandum and articles of association of the Company as filed with the registrar of the Cayman Islands on 24 March 2022 (as amended or superseded from time to time) and references to an Article means a specific Article in the Articles.

Board means the board of directors of the Company as constituted from time to time.

Concerted Matters means any vote, consent, resolution, decision or issue of any nature relating to decisions made or to be made by shareholders of the Company in such capacity, including but not limited to matters concerning:

(a)	the operational policies and investment plans of the Company;

(b)	the appointment and removal of directors and officers of the Company (not being staff representatives), and decisions on matters relating to the remuneration of the relevant directors and officers of the Company;

(c)	the Company's proposed annual financial budgets and final accounts;

(d)	the Company's profit distribution plans and plans for making up losses;

(e)	increases, reductions or variations in the Company's share capital;

(f)	the issue of debentures by the Company;

(g)	the merger, division, dissolution, liquidation or change of form of the Company;

(h)	amendments to the memorandum and articles of association of the Company;

(i)	the appointment and dismissal of accounting firms by the Company;

(j)	any external investment, purchase and sale of assets, pledge of assets, provision of external guarantees, entrusted financial management and other connected transactions made by the Company;

(k)	the ceasing of the operation of the Company's existing businesses or the making of a significant change or adjustment to the nature of the Company's businesses; and

(l)	all other matters submitted to the shareholders at general meetings of the Company or by way of written shareholder resolutions or consent (or otherwise) for their determination.

Deed of Adherence means a deed substantially in the form set out in Schedule 2.

Deed of Release means a deed substantially in the form set out in Schedule 3.

Parties means the parties for the time being to this Agreement and Party means any one of them.

Recognised Stock Exchange means the Nasdaq Stock Market, or such other stock exchange considered equivalent by the Concerted Actor.

Relevant Shares means, in respect of a Shareholder, all Shares indirectly or directly held by or on behalf of such Shareholder (or as to which they have voting power or control) as of the date hereof (including, for the avoidance of doubt, the Shares specified in Schedule 1) as well as any other Shares that such Shareholder may indirectly or directly hold (or as to which they have voting power or control) in the future, including, without limitation, (i) upon conversion of, or in exchange for or substitution of, such Shares and (ii) as a result of any subscription, purchase, split, bonus, corporate reorganisation and/or any other form of acquisition of equity interest in the Company.

Shares means shares in the capital of the Company, each having the rights, and subject to the restrictions, provided for in the Articles.

1.2	Capitalised terms not otherwise defined in this Agreement have the same meaning as given to them in the Articles.

1.3	In the interpretation of this Agreement, the following provisions apply unless the context otherwise requires:

(a)	Headings are inserted for convenience only and do not affect the interpretation of this Agreement.

(b)	A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Agreement.

(c)	Where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

(d)	A reference in this Agreement to any agreement or document is to that agreement or document as amended, novated, supplemented, restated or replaced.

(e)	Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and a reference to one gender includes a reference to the other genders.

(f)	Any obligation in this Agreement on a person not to do something includes an obligation not to cause that thing to be done.

(g)	Unless otherwise indicated, a reference to any law, legislation or legislative provision is a reference to a law, legislation or legislative provision of the Cayman Islands and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that legislation or legislative provision.

(h)	Any phrase followed by the expression include, including or in particular (or any similar expression) is not to be given a restricted meaning because that expression is followed by words indicating a particular class of acts, matters or things. Where the context permits, other and otherwise are illustrative and do not limit the sense of the words preceding them. A business day means a day other than a Saturday or Sunday on which banks are open for business generally in the Cayman Islands. A person includes a natural person, a partnership, a corporate or unincorporated body (whether or not having a separate legal personality), joint venture, government (or agency or political subdivision of government) or other organisation, whether or not a legal entity.

2	Application of this Agreement

For the avoidance of doubt, this Agreement binds all Shares indirectly or directly held by the Shareholders as of the date hereof (including, for the avoidance of doubt, the Shares specified in Schedule 1) as well as any other Shares that any Shareholder may hold in the future, including, without limitation, (i) upon conversion of, or in exchange for or substitution of, such Shares and (ii) as a result of any subscription, purchase, split, bonus, corporate reorganisation and/or any other form of acquisition of equity interest in the Company.

3	Concerted action

3.1	The Shareholders shall ensure that all Relevant Shares that they directly or indirectly own (or as to which they have voting power or control) are voted, at any ordinary general meeting or extraordinary general meeting of shareholders of the Company or adjournment thereof (or by written notice or written resolution or by proxy), and that all such Relevant Shares shall be voted, and all rights attaching to all Relevant Shares shall be exercised, in relation to a Concerted Matter unanimously as a single block of Shares in accordance with the determinations of the Concerted Actor, such determinations to be made by the Concerted Actor in his sole and absolute discretion.

3.2	In order to give effect to the intention of the Parties and by way of security for the performance of its obligations under this Agreement, each Direct Shareholder hereby irrevocably appoints the Concerted Actor to be its true and lawful attorney (with full power to sub-delegate) to:

(a)	vote, or cause to be voted, at any ordinary general meeting or extraordinary general meeting of shareholders of the Company or adjournment thereof (or by written notice or written resolution or by proxy) all Relevant Shares that such Direct Shareholder directly or indirectly owns (or as to which it has voting power or control) on their behalf and to ensure that all Relevant Shares shall be voted, and all rights attaching to all Relevant Shares shall be exercised, in relation to a Concerted Matter unanimously as a single block of Shares by the Concerted Actor, in his sole and absolute discretion; and

(b)	to do any and all such acts and things in relation to any matters dealt with in this Agreement and/or which the Concerted Actor may deem necessary or desirable for giving full effect to this Agreement or for securing, protecting or exercising the rights of the Concerted Actor hereunder or under the law,

(the Power of Attorney).

3.3	Without limiting the Power of Attorney, each Direct Shareholder hereby grants to the Concerted Actor a proxy secured with a proprietary interest in all Relevant Shares owned by such Shareholder, which proxy is given to secure the performance of the obligations of such Shareholder under this Agreement (the Proxy).

3.4	Each Direct Shareholder hereby covenants with the Concerted Actor to ratify and confirm any lawful exercise or purported exercise of the Power of Attorney and/or Proxy. The Power of Attorney and Proxy shall take effect from the date of this Agreement and shall be terminated upon the release of such Shareholder from this Agreement pursuant to clause 7 (and shall be irrevocable until such time).

3.5	The Shareholders agree that they shall not vote or procure the vote at any general meeting or extraordinary general meeting of shareholders of the Company or execute or procure the execution of any applicable proposed written resolution or consent (as applicable) relating to a Concerted Matter without the express written consent of the Concerted Actor. Any such vote carried out without obtaining the express written consent of the Concerted Actor shall, for the avoidance of doubt, be a breach of this Agreement and the Concerted Actor may seek all possible injunctions and preliminary measures, judicial or not, in order to guarantee the compliance of the Parties hereto to the terms hereof.

4	Giving effect to this Agreement

4.1	Each Party shall, to the extent that it is able to do so, exercise (or not exercise, as the case may be) all its voting rights and other powers in relation to the Company to procure that the provisions of this Agreement are properly and promptly observed and given full force and effect according to the spirit and intention of this Agreement. The exercise of powers as shareholders of the Company pursuant to this Agreement may be effected in person, by proxy, by written notice or written resolution or in any other manner permitted by applicable law and the Articles.

4.2	Each Shareholder shall, at any time and from time to time, upon the written request of the Concerted Actor promptly do any and all such acts and things and execute and deliver all such instruments and any documents (including, without limitation, any proxies or further powers of attorney) as the Concerted Actor may consider necessary or desirable for giving effect to this Agreement.

4.3	Each Shareholder agrees that such Shareholder shall not, during the term of this Agreement, without the prior written consent of the Concerted Actor:

(a)	transfer or permit the transfer in any manner of such Shareholder's Relevant Shares; or

(b)	purport to grant any other proxy or power of attorney with respect to any of the Relevant Shares, deposit any of the Relevant Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Relevant Shares, in each case, with respect to any of the matters set forth herein.

Each Shareholder hereby revokes any and all previous proxies or powers of attorney granted with respect to the Relevant Shares.

4.4	It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defence that there is an adequate remedy at law for such breach or threatened breach.

5	Binding effect and additional parties

5.1	The provisions of this Agreement shall be binding upon the successors in interest to any of the Relevant Shares held by each Shareholder and his assigns.

5.2	No transfer of Relevant Shares shall be take effect, and the Company shall not permit the transfer of any of the Relevant Shares on its books, unless and until the person to whom such Relevant Shares are to be transferred shall (unless already a Party) have executed and delivered to the Company a Deed of Adherence pursuant to which such person becomes a Party and agrees to be bound by all the provisions hereof as a Shareholder hereunder and thereafter such person shall be deemed a Shareholder for all purposes under this Agreement. Schedule 1 to this Agreement shall be updated by the Company without any action of any other Party hereto.

6	Warranties

6.1	Each Party warrants and represents to each other Party that:

(a)	it has full power and authority and has obtained all necessary authorities and consents to enter into and perform its obligations under this Agreement and such other agreements and arrangements referred to in this Agreement; and

(b)	the signing of this Agreement and the performance of its obligations under this Agreement and the other agreements and arrangements referred to in this Agreement will not result in a breach of any other agreement or arrangement to which it is a party, nor give rise to any right of termination of any other agreement or arrangement to which it is a party.

7	Term

7.1	This Agreement shall enter into force on the date hereof and shall remain in force until all Shareholders have been released from this Agreement pursuant to clause 7.2.

7.2	A Shareholder shall be released from this Agreement upon execution by such Shareholder and the Concerted Actor of a Deed of Release, provided that no Shareholder may be released pursuant to this clause earlier than 180 days following the listing of Shares on a Recognised Stock Exchange.

8	Notices

8.1	Any notice or communication required or authorised by this Agreement to be given to a Party must be in writing in English and sent by any of the methods set out in the first column of the following table to the recipient's address or email address as set out in the Company's records. The notice or communication is taken to be given on the date or at the time set out in the second column.

Method for giving notices	When taken to be given
By personal delivery	On the business day following the day of delivery
If the recipient has an address in the Cayman Islands, by posting it by prepaid post to the street or postal address of that recipient	Within two business days after it was posted
If the recipient has an address outside the Cayman Islands, by posting it by prepaid airmail to the street or postal address of that recipient	Within ten business days after it was posted
By email sent to the recipient's email address	On the business day following the day on which the recipient receives the email in readable form.

8.2	If a Party gives the other Parties three business days' notice of a change of its address or email address, any notice or communication is only given to that Party if it is delivered, posted or emailed to the latest notified address.

9	General

Conflict between this Agreement and the Articles

9.1	If any provision in the Articles conflicts with any provision of this Agreement, this Agreement shall prevail as between the Parties. The Parties shall, when necessary, exercise their powers of voting and any other rights and powers they have to amend, waive or suspend a conflicting provision in the Articles to the extent necessary to ensure that the terms of this Agreement are complied with and to procure that the Company complies with its obligations hereunder.

Assignments, successors and permitted assigns

9.2	Other than in conjunction with transfers of Relevant Shares permitted by this Agreement or any documents referred to in it or executed contemporaneously with it or as expressly permitted by the terms of this Agreement, no Party may assign, or grant any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set-off or other third party right or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, howsoever created or arising, or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect over or sub-contract, or deal in any way with, any of its rights or obligations under this Agreement or any document referred to in it without the prior written consent of each other Party. Subject to the foregoing sentence, this Agreement is binding upon and inures to the benefit of the Parties’ respective successors and permitted assigns.

Entire agreement

9.3	This agreement, and any documents referred to in it or executed contemporaneously with it, constitute the whole agreement between the Parties and supersede all previous arrangements, understandings and agreements between them, whether oral or written, relating to their subject matter. Each Party acknowledges that in entering into this Agreement, and any documents referred to in it or executed contemporaneously with it, it does not rely on, and has no remedy in respect of, any representation or warranty (whether made innocently or negligently) that is not set out in this Agreement or those documents. Notwithstanding the foregoing, nothing in this clause limits or excludes any liability for fraud.

Variation and waiver

9.4	No variation of this Agreement will be of any force or effect unless it is in writing and signed by or on behalf of each Party.

9.5	A waiver of any right, power, or remedy under this Agreement must be in writing signed by the Party granting it. It may be given subject to any conditions the grantor thinks fit. The fact that a Party fails to do, or delays in doing, something the Party is entitled to do under this Agreement does not amount to a waiver. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

No partnership

9.6	The Parties are not in partnership with each other, and there is no relationship of principal and agent between them.

Third Party Rights

9.7	Unless otherwise provided in this Agreement, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act (Revised) to enforce any term of this Agreement.

Good faith and further assurance

9.8	Each Party shall at all times act in good faith towards the others and shall use all reasonable endeavours to ensure that this Agreement is observed. Each Party shall promptly execute and deliver all such documents, and do all such things, as the other may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement.

Severance

9.9	Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the laws of any jurisdiction:

(a)	that provision is to be treated as being severed from this Agreement in the relevant jurisdiction, but the rest of this Agreement will not be affected; and

(b)	the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction will not be affected.

9.10	Without derogating from the preceding clause 9.9, the Parties agree to negotiate in good faith the terms of an alternative provision in the relevant jurisdiction in place of the deleted provision to give effect to the commercial intention of the Parties.

Counterparts

9.11	This Agreement may be executed in any number of counterparts, and executed counterparts may, without limitation, be exchanged by portable document format (pdf) by email transmission. After exchange, each counterpart will be an original and all of the counterparts together will constitute the same document.

Governing law and jurisdiction

9.12	This Agreement is governed by the laws of the Cayman Islands. The Parties submit to the non-exclusive jurisdiction of the courts of the Cayman Islands and the courts of appeal from them to determine any questions, disputes or disagreements arising out of or in connection with this Agreement. The Parties agree not to object to the exercise of jurisdiction of those courts on any basis.

[Signature pages follow]

Execution

IN WITNESS whereof the Parties have executed this Agreement as a deed on the day and year, and at the place, first above written.

Signed as a deed by Wu, Zhihua
as Concerted Actor (and in his capacity as an Indirect Shareholder)

/s/ ZHIHUA WU
Signature

in the presence of:

/s/ BIWANG ZHANG
Signature of witness

BIWANG ZHANG
Print name

PRC Lawyer
Title

Signed as a deed by Qi, Xiaoyu
as an Indirect Shareholder

/s/ XIAOYU QI
Signature

in the presence of:

/s/ BIWANG ZHANG
Signature of witness

BIWANG ZHANG
Print name

PRC Lawyer
Title

Signed as a deed by Fuyunishi, Ryo
as an Indirect Shareholder

/s/ RYO FUYUNISHI
Signature

in the presence of:

/s/ BO YUAN
Signature of witness

BO YUAN
Print name

Title

Signed as a deed by Jin, Zheng
as an Indirect Shareholder

/s/ ZHENG JIN
Signature

in the presence of:

/s/ MINGHUA CHAI
Signature of witness

MINGHUA CHAI
Print name

Title

Signed as a deed by Chen, Liang
as an Indirect Shareholder

/s/ LIANG CHEN
Signature

in the presence of:

/s/ BIWANG ZHANG
Signature of witness

BIWANG ZHANG
Print name

PRC Lawyer
Title

Signed as a deed by Li, Liangyi
as an Indirect Shareholder

/s/ LIANGYI LI
Signature

in the presence of:

/s/ BIWANG ZHANG
Signature of witness

BIWANG ZHANG
Print name

PRC Lawyer
Title

Signed as a deed by Su, Fengjuan
as an Indirect Shareholder

/s/ FENGJUAN SU
Signature

in the presence of:

/s/ BIWANG ZHANG
Signature of witness

BIWANG ZHANG
Print name

PRC Lawyer
Title

Signed as a deed for and on behalf of Linkage Global Inc
as the Company

/s/ ZHIHUA WU
Signature

ZHIHUA WU
Print name

Title:	Director

Signed as a deed for and on behalf of Smart Bloom Global Limited as a Direct Shareholder

/s/ ZHIHUA WU
Signature

ZHIHUA WU
Print name

Title:	Director

Signed as a deed for and on behalf of Rosy Gold Investments Limited as a Direct Shareholder

/s/ RYO FUYUNISHIKI
Signature

RYO FUYUNISHIKI
Print name

Title:	Director

Signed as a deed for and on behalf of Talent Best Global Limited as a Direct Shareholder

/s/ ZHENG JIN
Signature

/s/ ZHENG JIN
Print name

Title:	Director

Signed as a deed for and on behalf of Glorious Global Investments Limited as a Direct Shareholder

/s/ LIANG CHEN
Signature

LIANG CHEN
Print name

Title:	Director

Signed as a deed for and on behalf of Horizon Century International Limited as a Direct Shareholder

/s/ LIANGYI LI
Signature

LIANGYI LI
Print name

Title:	Director

Signed as a deed for and on behalf of Sharp Creation Developments Limited as a Direct Shareholder

/s/ FENGJUAN SU
Signature

FENGJUAN SU
Print name

Title:	Director

Schedule 1

Shareholders and Relevant Shares

Indirect Shareholders	Direct Shareholders	Number and class of Shares
Wu, Zhihua, of Unit 415, Xingui Apartment, No.316, Hudong Road, Golou District, Fuzhou City, Fujian Province, China (70%)	Smart Bloom Global Limited, with registered company number 2092021 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.	2,550 ordinary shares in the capital of the Company of a par value of US$1.00 each.
Qi, Xiaoyu, of Unit 201, Block 13, Area A, Taihe hongyu Garden, No. 418 Pushang Avenue, Cangshan District, Fuzhou City, Fujian Province. (30%)
Fuyunishi, Ryo, of 3-16-1 Kamiikebukuro, Toshima-Ku, Tokyo, Japan

Rosy Gold Investments Limited, with registered company number 2091296 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

100 ordinary shares in the capital of the Company of a par value of US$1.00 each.
Jin, Zheng, of Room 1, Unit 2, Building 32, No. 8, Shenxianshu South Road, High-Tech Zone, Chengdu City, Sichuan province, China	Talent Best Global Limited, with registered company number 2091690 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.	225 ordinary shares in the capital of the Company of a par value of US$1.00 each.
Chen, Liang, of Unit 306, Block 30, Xiangjiang Fengjing, No. 78, Jinkang Road, Cangshan District, Fuzhou City, Fujian Province, China	Glorious Global Investments Limited, with registered company number 2087910 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.	240 ordinary shares in the capital of the Company of a par value of US$1.00 each.
Li, Liangyi, of Unit 610, Building 9, Fumei Garden, No. 258, Xiateng Road, Cangshan District, Fuzhou City, Fujian province, China	Horizon Century International Limited, with registered company number 2089233 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands., British Virgin Islands.	230 ordinary shares in the capital of the Company of a par value of US$1.00 each.
Su, Fengjuan, of No. 11, Shanghang road, Shangcun, Zhuotian Town, Changting County, Fujian Province, China	Sharp Creation Developments Limited, with registered company number 2089218 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.	230 ordinary shares in the capital of the Company of a par value of US$1.00 each.

Schedule 2

Form of Deed of Adherence

This Deed of Adherence (Deed) is executed by the undersigned (the New Party), the Concerted Actor, and the Company pursuant to the terms of that certain Concerted Actor Agreement dated ________________ 2023 (the Agreement) by and among Linkage Global Inc (the Company) and certain of its indirect and direct shareholders. Capitalised terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Deed, the New Party agrees as follows:

1. Acknowledgment. The New Party acknowledges that the New Party is becoming a Party to the Agreement as a transferee of Shares from a Party in such Party’s capacity as a Shareholder bound by the Agreement, and after such transfer, the New Party shall be considered a Shareholder for all purposes of the Agreement.

2. Agreement. The New Party (a) agrees that the New Party and (if applicable) the Shares acquired by the New Party shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if the New Party were originally a Party thereto in the capacity of a Shareholder.

3. Notice. Any notice required or permitted by the Agreement shall be given to the New Party at the address listed beside the New Party’s signature below.

4. Counterparts; Governing law and jurisdiction. Clauses 9.11 and 9.12 of the Agreement shall apply to this Deed as if set out herein in full, mutatis mutandis.

IN WITNESS whereof the Company, the New Party and the Concerted Actor have executed this Deed of Adherence as a deed this ______ day of _________________, 20___.

[SIGNATURE BLOCKS OF COMPANY, NEW PARTY AND CONCERTED ACTOR EXECUTING AS A DEED TO BE INSERTED]

Schedule 3

Form of Deed of Release

This Deed of Release (Deed) is executed pursuant to clause 7.2 of that certain Concerted Actor Agreement dated ________________ 2023 (the Agreement) by and among Linkage Global Inc (the Company) and certain of its indirect and direct shareholders, including Wu, Zhihua (the Concerted Actor). Capitalised terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Deed, the undersigned Shareholder (the Released Shareholder) and the Concerted Actor each agree as follows:

1. Release from Agreement. The Concerted Actor absolutely, irrevocably and unconditionally on the date of this Deed:

(a) releases the Released Shareholder from all undertakings, confirmations and covenants made by the Released Shareholder pursuant to the Agreement;

(b) agrees to deliver, or cause to be delivered, to the Released Shareholder or cause to be destroyed (if agreed by the Released Shareholder), as soon as reasonably practicable and in any case within ten business days following execution of this Deed, any separate powers of attorney or proxies delivered by the Released Shareholder to the Concerted Actor for the purposes of giving effect to the Agreement;

(c) consents to the Released Shareholder giving notice of the releases under this Deed on its behalf to the Company and to any other person to whom notice of the Agreement was given; and

(d) authorises the Released Shareholder to instruct the Company to remove any and all notations concerning the existence of the Agreement from the register of members of the Company.

2. Revocation of Power of Attorney and Proxy. The Released Shareholder, with the consent of the Concerted Actor, hereby revokes each Power of Attorney and Proxy granted by the Released Shareholder pursuant to the Agreement and every power and authority thereby conferred.

3. Counterparts; Governing law and jurisdiction. Clauses 9.11 and 9.12 of the Agreement shall apply to this Deed as if set out herein in full, mutatis mutandis.

IN WITNESS whereof the Released Shareholder and the Concerted Actor have executed this Deed of Release as a deed this ______ day of _________________, 20___.

[SIGNATURE BLOCKS OF RELEASED SHAREHOLDER AND CONCERTED ACTOR EXECUTING AS A DEED TO BE INSERTED]